Exhibit 4.16

COMMERCIAL LEASE
(CONDOMINIUM OFFICE)

Between

ACM DT Properties, LLC.
a Florida limited liability company

and

MAZOR ROBOTICS INC.
a Foreign Profit Corporation

For Units 1830 & 1850 S
The Plaza South Tower
Commercial Condominium
Orlando, Florida

TABLE OF CONTENTS

Page

ARTICLE 1	CERTAIN BASIC PROVISIONS	1

1.1	Leased Premises	1

1.2	Commencement Date	1

1.3	Rent Commercial Rate	1

1.4	Lease Term	1

1.5	Base Rent	2

1.6	Security Deposit	2

1.7	Due at Signing	2

1.8	Building:	2

1.9	Condominium	2

1.10	Addresses	3

1.11	Tenant Improvements	3

ARTICLE 2	ADDITIONAL DEFINITIONS	3

2.1	Abandon	3

2.2	Act of God or Force Majeure	3

2.3	Common Elements	3

2.4	Developer	4

2.5	Guarantor	4

2.6	Lease Year	4

2.7	Permitted Use	4

2.8	Rules and Regulations	4

2.9	Tenant’s Share Per Unit	4

2.10	Base Year	4

ARTICLE 3	GRANTING CLAUSE	4

3.1	Grant of Leased Premises	4

3.2	Delivery of Leased Premises	4

ARTICLE 4	RENT	4

4.1	Base Rent	4

4.2	Additional Rent	5

4.3	Late Payment Charge	7

4.4	Security Deposits	7

4.5	Reserved	8

4.6	Holding Over	8

ARTICLE 5	OCCUPANCY, USE AND OPERATIONS	8

5.1	Use and Operation of Tenant's Business	8

5.2	Use of the Common Elements	9

5.3	Signs	9

5.4	Compliance with Laws, Rules and Regulations	10

5.5	Right of Entry; Inspection	10

5.6	Personal Property and Rent Taxes	10

5.7	Parking.	10

5.8	Tenant’s Requests to the Association	10

ARTICLE 6	UTILITIES AND SERVICE	11

6.1	Utilities	11

6.2	Telecommunications Services	11

ARTICLE 7	REPAIRS AND MAINTENANCE	12

7.1	By Landlord	12

7.2	By Developer and/or the Association	13

7.3	Right of Entry	13

7.4	By Tenant	13

ARTICLE 8	ALTERATIONS AND IMPROVEMENTS	14

8.1	Construction	14

8.2	Tenant Improvements	14

8.3	Improvements to premises	14

8.4	Ownership of Improvements	14

ARTICLE 9	CASUALTY AND CONDEMNATION	15

9.1	Casualty	15

9.2	Condemnation	16

ARTICLE 10	INSURANCE	16

10.1	Property Insurance	16

10.2	Waiver of Subrogation	17

10.3	Hold Harmless	17

10.4	Liability Insurance	18

10.5	Insurance Requirements	18

10.6	Hazardous Material	18

ARTICLE 11	ASSIGNMENT OR SUBLEASE	19

11.1	Assignment/Sublease by Tenant	19

11.2	Assignment by Landlord	19

11.3	Default and Collection	19

11.4	Rights of Mortgagee, Estoppel Letters	20

ARTICLE 12	DEFAULT AND REMEDIES	21

12.1	Default by Tenant	21

12.2	Remedies for Tenant's Default	22

12.3	Default by Landlord	24

12.4	Remedies for Landlord's Default	24

12.5	Reserved	24

ARTICLE 13	MISCELLANEOUS MATTERS	25

13.1	Waiver	25

13.2	Attorneys' Fees	25

13.3	Successors	25

13.4	Interpretations: Severability	25

13.5	Notices	25

13.6	Multiple Tenants	26

13.7	Landlord's Liability	26

13.8	Time is of the Essence	26

13.9	Entire Agreement	26

13.10	Amendment	26

13.11	Limitation of Warranties	26

13.12	Waiver and Releases	26

13.13	Radon Gas Disclosure	26

13.14	Exhibits, Riders and Addenda	27

13.15	Real Estate Broker	27

13.16	Waiver of Jury Trial	27

13.17	Legal Authority	27

COMMERCIAL LEASE

(MAZOR ROBOTICS INC.) 1830 & 1850 S

The Plaza South Tower
Commercial Condominium
Orlando, Florida

This COMMERCIAL LEASE (this "Lease") is made and entered this 7th day of  March, 2013 (the “Effective Date”), by and between ACM DT Properties, LLC., a Florida limited liability company ("Landlord"), and MAZOR ROBOTICS INC., a Foreign Profit Corporation ("Tenant").

ARTICLE 1
CERTAIN BASIC PROVISIONS

The following list sets out certain basic terms and financial and other information pertaining to this Lease:

1.1
Leased Premises.  The “Leased Premises” described in this Lease are owned in the form of condominium ownership pursuant to Florida law and are comprised of the floor space and interior wall and ceiling space of those portions of the Condominium (defined below) known, or to be known as Unit 1830 S & 1850 S (the “Unit”), and as described or shown on Exhibit "B", attached hereto and incorporated herein by reference, and containing approximately 6445 rentable square feet, together with the nonexclusive right to use the Common Elements (as defined herein).

1.2	1.2a Commencement Date. The “Commencement Date” of the Lease Term shall be March 11th, 2013.

1.3
1.2b Rent Commencement Date.  Beginning April 1, Tenant shall pay 25% of full monthly rent until the entire Premises is clear of executive suite tenants, (Tenants other than Mazor employees).  Tenant shall be provided use of the entire Premises by May 1, 2013.

1.4	Lease Term. The “Lease Term” shall commence on the Commencement Date and continue for Thirty eight- ~~eight~~ (38~~8~~) months after the Commencement Date.

Option Term.  Tenant shall have right to renew for two (2) twelve (12) months terms at the Then Fair Market Value. In defining Fair Market Value, the following factors shall be applied:

a.           Similar transactions done within the building and other similar buildings in the area in which the building is located within the past six (6) months with tenants of equivalent size and credit worthiness;

b.           The rental rate shall reflect the same square footage measurements and same escalation formulas, although with new base years.

Tenant shall exercise the option to renew with three (3) months prior written notice.

1.5
Base Rent.  The initial monthly “Base Rent” beginning May 1, 2013 for the Leased Premises is Eleven Thousand Eight hundred Fifteen and 83/100 Dollars ($11,815.83) based on a per rentable square foot rate of Twenty-Two and 00/100 Dollars ($22.00), escalating by Three Percent (3%) on the first day of the second, and third Lease Year, as set forth on the Rent Schedule provided on Exhibit "C", attached hereto and incorporated herein by reference, plus any applicable Florida and Local Sales Tax.

Modified Gross Rent. Office suite is offered on a full service basis. Landlord shall pay taxes, HOA fees, electric, and water. Tenant shall pay IT, phone, and Janitorial costs.

1.6	Security Deposit. Twelve Thousand Five Hundred and Thirty-Five and 42/100 Dollars ($12,535.42).

1.7	Due at Signing. A sum equal to First Month’s full Rent amount and Security Deposit, plus any applicable Florida and Local Sales Tax.

1.8
Buildings.  The “Buildings”, including the Leased Premises, is part of The Plaza South Tower Commercial Condominium, as set forth in that certain Declaration of Condominium of The Plaza South Tower Commercial Condominium, recorded August 22, 2006, in Official Records Book 8820, Page 4096, of the Public Records of Orange County, Florida, as the same may be further amended from time to time (the "Declaration"), and part of The Plaza South Tower Commercial Condominium, as set forth in that certain Declaration of Condominium of The Plaza South Tower Commercial Condominium, recorded August 22, 2006, in Official Records Book 8820, Page 4096, of the Public Records of Orange County, Florida, as the same may be further amended from time to time (the "Declaration"), located on that certain tract of real property (the "Land") located in Orlando, Orange County, Florida and more particularly described on Exhibit "A" attached hereto and incorporated herein by reference.  The Building, the Land and all other improvements and appurtenances developed by Landlord in connection with the development of the Building shall be collectively referred to as the "Property".

1.9
Condominiums.  The “Condominiums" are The Plaza South Tower Commercial Condominium and is comprised of the Building, units, common elements and other property described in the Declaration.  The Condominiums are subject to the control and regulation of The Plaza South Tower Commercial Condominium Association, Inc., a Florida not for profit corporation (the "Association"), whose membership is comprised of the owners of units in The Plaza South Tower Condominium and The Plaza South Tower Commercial Condominium and is comprised of the Building, units, common elements and other property described in the Declaration, this Condominium is subject to the control and regulation of The Plaza South Tower Commercial Condominium Association, Inc., a Florida not for profit corporation (the "Association"), whose membership is comprised of the owners of units in The Plaza South Tower Condominium .  The Condominiums are subject to: (i) the Declaration, and (ii) that certain Master Declaration of Covenants, Conditions and Restrictions of The Plaza Project recorded October 15, 2004 in Official Records Book 7660, Page 1940 in the Public Records of Orange County, Florida, as the same may be amended from time to time (the "Master Declaration").  The Association owns or will own a condominium unit in the Plaza Land Condominium pursuant to that certain Declaration of Condominium of The Plaza Land Condominium recorded October 15, 2004 in Official Records Book 7660, Page 2084 in the Public Records of Orange County, Florida, as the same may be amended from time to time (the "Land Declaration"), and, as such, the Association will be a member of the Plaza Land Condominium Association, Inc., a Florida not for profit corporation (the "Land Condominium Association").

1.10	Addresses:

Landlord's Address:	Tenant's Address:

ACM DT Properties, LLC.	MAZOR ROBOTICS INC.
407 Wekiva Springs Road	189 S Orange Ave
Suite 241	Suite
Longwood, Florida 32779	Orlando, Florida 32801
Attn: Nallluru C. Murthy	Attn:

Landlord and Tenant, by written notice to the other may change from time to time the foregoing addresses, and Landlord, by written notice to Tenant, may notify Tenant from time to time of the appointment of a “Leased Premises Manager” and such Leased Premises Manager's address.

1.11	Tenant Improvements. TO BE ADDED AT A LATER DATE

ARTICLE 2
ADDITIONAL DEFINITIONS

The following list sets out certain additional defined terms pertaining to this Lease:

2.1
Abandon.  "Abandon" means the vacating of all or a substantial portion of the Leased Premises by Tenant for a period greater than fifteen (15) consecutive days, and during which Tenant is in default for failure to pay Rent or other payments due under this Lease.

2.2
Act of God or Force Majeure.  An "Act of God" or "Force Majeure" is defined for purposes of this Lease as strikes, lockouts, sitdowns, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections, terrorism and/or any other cause not reasonably within the control of Landlord or which by the exercise of due diligence Landlord is unable wholly or in part to prevent or overcome.  Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Tenant, so long as the performance or nonperformance of the covenant or obligation is delayed or prevented by an Act of God, Force Majeure or by Tenant.  Except as provided hereinbelow, Tenant shall not be required to perform any covenant or obligation in this Lease, except for the fulfillment of accrued monetary obligations, or be liable to Landlord, so long as the performance or nonperformance of the covenant or obligation is delayed or prevented by an Act of God or Force Majeure.

2.3
Common Elements.  The Common Elements shall include for all purposes of this Lease those parts of the Property intended for the common use of all owners and tenants of portions of the Property, including among other facilities (as such may be applicable to the Property), parking area, private streets and alleys, landscaping, curbs, loading area, sidewalks, malls and promenades (enclosed or otherwise), lighting facilities, drinking fountains, meeting rooms, public toilets, and the like, and any such additional areas which may be included under the term "Common Elements" as defined in the Declaration or Master Declaration.

2.4	Developer. “Developer” shall mean the Developer under the Declaration and its successors and assigns. Developer currently is The Plaza LLC, a Florida limited liability company.

2.5	Guarantor. Intentionally Deleted.

2.6	Lease Year. Each succeeding 12-month period commencing with the first day of the first full calendar month of the Lease Term shall be a “Lease Year”.

2.7
Permitted Use.  general office, administrative or other use as may be permitted hereunder and any permitted use set forth in the Declaration upon the prior written approval of Landlord.  Any permitted use must be in accordance with the Declaration and in the event the use is not a permitted use under the Declaration, Landlord may terminate this Lease upon ten (10) days notice to Tenant.

2.8
Rules and Regulations.  Tenant shall be subject to (i) the Rules and Regulations of the Association, as the same may be modified or amended from time to time, an initial copy of which is attached hereto as Exhibit "E" and incorporated herein by reference (the "Condominium Rules and Regulations"), and (ii) the terms and conditions of the Master Declaration (the Condominium Rules and Regulations and the terms and conditions of the Master Declaration are collectively, the "Rules and Regulations").

2.9	Tenant’s Share Per Unit. “Tenant’s Share Per Unit” shall mean 100% with respect to each designated Unit listed in Exhibit B.

2.10	Base Year. The Base Year will be 2013 as described in Section 4.2(d)

ARTICLE 3
GRANTING CLAUSE

3.1
Grant of Leased Premises.  In consideration of the obligation of Tenant to pay the Rent (as hereinafter defined) and other charges as provided in this Lease and in consideration of the performance by Tenant of the other terms and provisions of this Lease, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord, the Leased Premises during the Lease Term, subject to the terms and conditions set forth in this Lease.

3.2	Delivery of Leased Premises. Landlord shall deliver possession of the Leased Premises to Tenant upon the Commencement Date (the “Turnover Date”).

ARTICLE 4
RENT

4.1
Base Rent.  Tenant agrees to pay monthly as Base Rent during the Lease Term the sums of money set forth in Section 1.4 hereof, plus applicable State of Florida and local sales tax, which amounts shall be payable to Landlord at the address set forth in Section 13.5 or at such other address that Landlord in writing shall notify Tenant.  Upon the Commencement Date the following shall be due and payable: the monthly installment of Base Rent for the first month's Base Rent payable under this Lease.  Commencing on the first day of the second month of the Lease Term, monthly installment payments of Base Rent shall be due and payable on or before the first day of each calendar month thereafter during the Lease Term, in the amounts set forth on Exhibit “C”, without demand, offset or deduction.  If the Commencement Date should be a date other than the first day of a calendar month, the monthly Rent set forth above shall be prorated to the end of that calendar month, and all succeeding installments of Rent shall be payable on or before the first day of each succeeding calendar month during the Lease Term.  In addition to Tenant's requirement to pay Base Rent hereunder, Tenant shall pay, as Additional Rent (hereinafter defined), all other sums as required under this Lease.

4.2
Additional Rent.  In addition to Base Rent and applicable taxes due thereon, all other payments to be made by Tenant to Landlord as set forth herein, shall be deemed to be and shall become "Additional Rent" hereunder, and shall be due and payable at the specific time set forth in this Lease, including, but not limited to, as required by Section 4.2(e), or, if no specific time is set forth in this Lease, then within thirty (30) days following written demand by Landlord, together with all applicable sales or use tax, or any other tax (excluding any federal income or estate taxes to Landlord arising from Rent paid by Tenant), which may be imposed upon rents now or hereafter by any governing authority.  All references in this Lease to the term "Rent", including, but not limited to references in the provisions concerning Landlord's remedies for Tenant's failure to pay Rent, shall be deemed to refer to Base Rent, Additional Rent, and applicable taxes due thereon.

(a)	Utilities. Landlord shall be responsible for providing electricity and chilled water (air conditioning) to the Leased Premises during normal business hours and after hours..

(b)
Telephone, to the Leased Premises shall be separately measured or metered (telephone, electric power, HVAC, and any other utilities to the Leased Premises that are separately measured or metered at the Leased Premises are collectively, the “Tenant Utility Services”).  Tenant shall hold Tenant Utility Services in Tenant’s name, pay for all deposits required for Tenant Utility Services, and pay any and all charges for Tenant Utility Services as they become due.  If Tenant fails to pay all charges for Tenant Utility Services as they become due, such failure shall constitute an Event of Default under this Lease.

If the provider of a utility to the Leased Premises (which utility is required or requested by Tenant), which is not a Utility Service (as hereinafter defined), does not agree to install a separate measure or meter for all or a portion of the Leased Premises, or it is not practical to have a separate measure or meter installed for such utility, Landlord shall pay the charges for such utility directly to the provider thereof and Tenant shall reimburse Landlord for the prorata portion of the charges of such utility where such prorata portion shall be calculated by dividing the rentable square footage of the Leased Premises, or portions of the Leased Premises that are served by such utility, by the total rentable square footage of the area served by such utility; provided, however, that if no tenant occupies any other area served by such utility that Tenant will pay one hundred percent (100%) of the charges for such utility.

If the provider of a utility to the Leased Premises (which utility is not required or requested by Tenant), which is not a Utility Service (as hereinafter defined) (a “Non-Essential Utility”), does not agree to install a separate measure or meter for all or a portion of the Leased Premises, or it is not practical to have a separate measure or meter installed for such Non-Essential Utility, Landlord shall pay the charges for such utility directly to the provider thereof and Tenant shall reimburse Landlord for the prorata portion of the charges of such utility where such prorata portion shall be calculated by dividing the rentable square footage of the Leased Premises, or portions of the Leased Premises that are served by such utility, by the total rentable square footage of the area served by such utility, to the extent such Non-Essential Utility charges exceed the Non-Essential Utility charges incurred by Landlord for the calendar year 2013 or the first year such Non-Essential Utility is in service.

Tenant understands that the Association shall pay the provider(s) of all other utilities consumed at the Leased Premises, including, but not limited to, gas, water, sewer and stormwater drainage (unless separately measured or metered at the Leased Premises) (collectively, "Utility Services"). The costs and expenses of such Utility Services shall be a common expense of the Association and the Association will be reimbursed for such common expenses for Utility Services through the Association’s assessment process.

(c)
Taxes and Assessments.  Commencing in calendar year 2014, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share Per Unit of the real estate taxes and assessments applicable to the Unit, and other charges shown on the annual ad valorem tax bills (the "Real Estate Taxes") levied or charged each year against the Unit within the Leased Premises to the extent such Real Estate Taxes for each such Unit exceed the amount so levied or charged against each such Unit in calendar year 2013 (the “Base Year Tax Amount”).  Real Estate Taxes for any Lease Year which is not a full calendar year, shall be paid directly by Landlord and Landlord shall invoice Tenant, as Additional Rent, Tenant’s Share Per Unit of such Real Estate Taxes less the prorated Base Year Tax Amount prorated for that portion of the year (based on a 365-day year) that Tenant leased the Leased Premises pursuant to this Lease.  Payment of such invoices for Real Estate Taxes shall be made in accordance with the requirements for the payment of Additional Rent.

(d)
Condominium Association Fees.  Commencing in calendar year 2014, Landlord shall bill Tenant, as Additional Rent, in accordance with Tenant’s Share Per Unit, those portions of all assessments, excluding “Special Assessments” (as defined in the Declaration), and fees charged by the Association against the Unit of the Leased Premises for the costs and expenses related to ordinary maintenance (but not capital expenditures) by the Association pursuant to the Declaration and Master Declaration (collectively, the “Condo Assessments”) to the extent such Condo Assessments for the Unit of the Leased Premises exceed the amount assessed or levied against such Unit of the Leased Premises in calendar year 2013 (the “Base Year Condo Assessment Amount”); provided, however, that Tenant shall not be charged for or responsible for paying any fines or penalties charged against any Unit of the Leased Premises by reason of an action or inaction on the part of Landlord, and not charged as the result of any action or inaction on the part of Tenant, that results in the levy of such fine or penalty. Payment of such invoices for the Tenant’s Share Per Unit of the Condo Assessments exceeding the Base Year Condo Assessment Amount shall be made in accordance with the requirements for the payment of Additional Rent.  Unless otherwise expressly provided in this Lease, it is the intent of the parties that Special Assessments of the Association, other than Condo Assessments as provided above, shall not be billed to Tenant but shall be the obligation of and paid by Landlord.

(e)
Estimated Payment; Monthly Installments.  Notwithstanding anything herein to the contrary, commencing with January 2014, being the first month following calendar year 2013 (the “Base Year”), if requested by Landlord, Tenant shall pay, in equal monthly installments, one-twelfth (1/12th) of Landlord’s estimate of the Real Estate Taxes over the Base Year Tax Amount, Condo Assessments over the Base Year Condo Assessments Amount (collectively, “Estimated Additional Rent”) for the then current calendar year (prorated for any partial calendar year or month at the beginning or end of the Lease Term).  Landlord shall give Tenant written notice of such estimated amounts, and Tenant shall pay such amounts monthly to Landlord at the same time as monthly Base Rent.  Within ninety (90) days following the end of each calendar year subsequent to the Base Year, Landlord will submit to Tenant a statement showing Estimated Additional Rent for the preceding calendar year along with a reconciliation of Tenant’s estimated payments as compared to the actual amounts for Real Estate Taxes over the Base Year Tax Amount, Condo Assessments over the Base Year Condo Assessments Amount and other amounts of Additional Rent for such calendar year (each, an “Additional Rent Statement”).  Within thirty (30) days after receipt of an Additional Rent Statement, Tenant shall pay Landlord any additional amounts owed as shown on the Additional Rent Statement.  Tenant’s obligation to pay any amounts due under this Section shall survive the expiration or earlier termination of this Lease. Tenant shall have thirty (30) days to notify Landlord in writing of any objections to the Additional Rent Statement.

(f)
Overpayment.  In the event of overpayment by Tenant, Landlord shall apply the excess to the next payment of Rent when due, until such excess is exhausted or until no further payments of Rent are due, in which case, Landlord shall pay to Tenant the balance of such excess within thirty (30) days thereafter with interest at a rate of one and one-half percent (1.5%) per month.  Any failure or delay on the part of Landlord in furnishing any statement with respect to Estimated Additional Rent shall not constitute a waiver by Landlord of Tenant’s obligation to pay such amounts to the extent required of Tenant under this Lease, provided that Landlord shall use reasonable efforts to deliver an Additional Rent Statement for each calendar year or portion thereof occurring during the Lease Term hereof occurring subsequent to the Base Year to Tenant within ninety (90) days after the last day of the calendar year to which such statement is applicable.

4.3
Late Payment Charge.  Other remedies for nonpayment of Rent notwithstanding, if any monthly Rent payment is not received by Landlord on or before the fifth (5th) day of the month for which the Rent is due, or if any other payment hereunder due Landlord by Tenant is not received by Landlord on or before the fifth (5th) day of the month next following the month in which Tenant was invoiced, a late payment charge of one and one half percent (1.5%) of such past due amount shall become due and payable, in addition to such amounts owed under this Lease.  Tenant shall not be liable for a late payment charge in the event of delays in bona fide carrier services, including the United States Postal Service, or delays as a result of force majeure.  If during the Lease Term, Landlord receives two (2) or more checks from Tenant which are returned by Tenant's bank for insufficient funds, Landlord may require that all checks thereafter be bank certified or cashier's checks (without limiting Landlord's other remedies).  All bank service charges resulting from any bad checks shall be borne by Tenant.

4.4
Security Deposits.  The Security Deposit set forth in Section 1.5 hereof shall be held by Landlord for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Landlord's damage in case of default hereunder by Tenant, and shall be held by Landlord without payment of any interest thereon.  If the sum deposited by Tenant with Landlord is insufficient to discharge all of Tenant's liability, Tenant shall remain liable for any amounts that the Security Deposit is insufficient to pay and agrees to pay those amounts immediately upon demand.  In the event Tenant fails to faithfully perform the terms and conditions of this Lease, Landlord, at Landlord's option, may at any time apply the Security Deposit or any part thereof toward the payment of the Rent and toward the performance of Tenant's obligations under this Lease.  In such event, within five (5) days after receipt of written notice of such application by Landlord, Tenant shall deposit with Landlord cash sufficient to restore the Security Deposit to its original amount.  The Security Deposit may be assigned and transferred by Landlord to the successor in interest of Landlord and, upon acknowledgment by such successor of receipt of the Security Deposit and its assumption of the obligation to account to Tenant for the Security Deposit in accordance with the terms of this Lease, Landlord shall thereby be discharged of any further obligation relating thereto.  In addition, if Tenant assigns this Lease with the consent of Landlord, the Security Deposit will remain with Landlord for the benefit of the new tenant and shall be returned to such new tenant upon the same conditions as would have entitled Tenant to its return.

4.5	Reserved.

4.6
Holding Over.  If Tenant does not vacate the Leased Premises upon the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance for the holdover period and all of the terms and provisions of this Lease shall be applicable during such period, except that, if such holdover is without the express consent of Landlord, Tenant shall pay Landlord on demand (in addition to Additional Rent and any other sums payable under this Lease) as Base Rent for the period of such holdover an amount equal to one hundred ~~fifty~~ twenty five percent (125~~0~~%) of the Base Rent which would have been payable by Tenant had the holdover period been a part of the original Lease Term (without waiver of Landlord's right to recover damages as permitted by law).  If such holdover is with the express consent of Landlord, such Base Rent during the holding period shall be an amount equal to 110% of the Base Rent which would have been otherwise payable.  Tenant shall indemnify and hold harmless Landlord and the Association against all claims made by any tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Leased Premises to such other tenant or prospective tenant as a result of any nonconsensual holdover by Tenant, except that Tenant shall not be liable for consequential damages arising from a holdover by Tenant for a period of thirty (30) days or less.  Notwithstanding anything to the contrary in this Lease, Tenant shall not be liable for any consequential, special or punitive damages.

ARTICLE 5
OCCUPANCY, USE AND OPERATIONS

5.1
Use and Operation of Tenant's Business.  Tenant warrants and represents to Landlord that the Leased Premises shall be used and occupied only for the purposes set forth in Section 2.7 hereof.  Tenant acknowledges that its type of business, as specified herein, is a material consideration for Landlord's execution of this Lease. Tenant may, however, change the nature of its business without the approval of Landlord, provided said change is not otherwise in conflict with applicable governmental and condominium restrictions.  Furthermore, Tenant shall not use the Leased Premises for any purpose prohibited by the Rules and Regulations. Tenant shall occupy the Leased Premises in good faith, conduct its business and control its agents, employees, licensees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance to other owners or tenants of the Condominium or the Property.  Tenant and its agents, employees, licensees, invitees and visitors shall have the nonexclusive right to use the Common Elements subject to the Rules and Regulations.  Tenant shall not solicit business, distribute handbills or display merchandise within the Common Elements, or take any action which would interfere with the rights of other persons to use the Common Elements.  Tenant shall not permit any operation which emits any odor or matter which intrudes into other portions of the Condominium or Property, use any apparatus or machine which makes undue noise or causes vibration in any portion of the Condominium or Property, or otherwise interfere with, annoy or disturb any other tenant or owner in its normal business operations or the Association, Land Condominium Association or Developer (or their respective designated representative) in their respective management of the Condominium, or other portions of the Property.  Tenant shall not permit any waste on the Leased Premises nor allow the Leased Premises to be used in any way which would, in the reasonable opinion of Landlord, be extra hazardous on account of fire or which would in any way increase or render void Landlord’s insurance of the Leased Premises or any insurance coverages on the Condominium or other portions of the Property.

5.2
Use of the Common Elements.  The Master Declaration and the Declaration provide for Tenant a nonexclusive easement for pedestrian traffic and customer use over, through and across the corridors, lobbies, sidewalks, paths, walks and other portions of the Common Elements for the use and benefit of Landlord, Tenant, other tenants and owners of portions of the Property, and those persons claiming by, through or under such persons including agents, employees, licensees, invitees and visitors, subject to compliance with the Rules and Regulations.  In addition to Landlord's authority under this Lease, Tenant acknowledges that the Association and the Land Condominium Association shall also operate and control Common Elements pursuant to the Condominium Rules and Regulations and the Master Declaration, and Tenant acknowledges such control and accepts such regulation by the Association and Land Condominium Association, their respective successors and managers.  Tenant acknowledges that the Association or Land Condominium Association may close any part of the Common Elements to make repairs or alterations, but shall provide Tenant and Tenant's agents, employees, licensees, invitees and visitors with reasonable access to the Leased Premises.  With regard to the Common Elements, Tenant agrees to be bound by all provisions of the Rules and Regulations and other governing documents of the Condominium, as they may be amended and modified from time to time.  A copy of the Rules and Regulations and the Declaration have been provided to Tenant at the time of execution of this Lease and, by execution hereof, Tenant acknowledges the receipt of same and agrees to hereby be bound by such Rules and Regulations and by the Declaration.  Notwithstanding anything herein to the contrary, any fines, charges or assessments imposed on Landlord or the Leased Premises as a result of a violation of any of the Rules and Regulations for any action or inaction by Tenant or any of its employees, guests, occupants, customers, agents, licensees or invitees that resulted in any fine, charge or assessment being imposed by the Association on Landlord or the Leased Premises, shall be charged by Landlord to Tenant, and any such charges shall be paid to Landlord by Tenant within thirty (30) days of Tenant’s receipt of written notice of any such fine, charge or assessment.

5.3
Signs.  Tenant shall not erect, place or paint in or about the Leased Premises or the Property any sign except as permitted pursuant to and in accordance with the Rules and Regulations and Declaration.  Subject to Tenant first obtaining the necessary approvals and otherwise complying with the applicable guidelines set forth in the Declaration and the Rules and Regulations, Landlord shall provide, at Landlord’s expense, Tenant’s standard graphical signage at the entrance to the Leased Premises.  Tenant shall, at its own expense, maintain all such permitted signs and shall, on or before the expiration of the Lease Term, at its own expense, remove all such permitted signs and repair any damage or destruction caused by such removal.  Tenant acknowledges that the Association shall have the right to remove all non-permitted signs without notice to Tenant and at the expense of Tenant.  Landlord shall cooperate with Tenant’s request to the Association and/or Land Condominium Association to provide, at Landlord’s expense, a listing for Tenant on the lobby directory.  The design, form and location of Tenant's space on the lobby directory shall be in accordance with the guidelines set forth in the Declaration.

5.4
Compliance with Laws, Rules and Regulations.  Tenant, at Tenant's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Leased Premises, including, but not limited to, the requirements of the Americans With Disabilities Act of 1990, as amended from time to time (the "ADA"), in connection with its business operation on the Leased Premises, that become effective after the Commencement Date of this Lease.  Except for Tenant’s obligations as set forth above and in the event Tenant does not commence any alterations of the Leased Premises subsequent to the Commencement Date, Landlord, at Landlord's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Leased Premises that are in effect as of the Commencement Date or that become effective after the Commencement Date, including, but not limited to, the requirements of the ADA.  Tenant further agrees to indemnify and hold harmless Landlord and the Association and Land Condominium Association from and against any and all claims, liability, injury, damages, causes of action, costs or expenses of any nature whatsoever (including attorneys' fees) which Landlord and/or the Association or Land Condominium Association suffer as a result of Tenant's failure to comply with such laws.  Tenant shall procure at its own expense all permits and licenses required for the transaction of its business in the Leased Premises.

5.5
Right of Entry; Inspection.  Landlord or its authorized agents shall at any and all reasonable times upon reasonable notice to Tenant have the right to enter the Leased Premises to inspect the same, to show the Leased Premises to prospective mortgagees, purchasers or prospective tenants, and to alter, improve or repair the Leased Premises if such alterations, improvements or repair are reasonably required by any governmental entity or deemed reasonably necessary by Landlord.  .  Tenant shall not change Landlord's lock system or in any other manner prohibit Landlord from entering the Leased Premises. Landlord shall have the right at all times to enter the Leased Premises by any means in the event of an emergency without liability therefor.  Tenant acknowledges that the Association or its designees thereof shall have such rights of access as are provided in the Rules and Regulations and the Declaration.

5.6
Personal Property and Rent Taxes.  Tenant shall be liable for all tangible personal property taxes levied against leasehold improvements, merchandise, personal property, and trade fixtures of Tenant located within the Leased Premises.  If any such taxes for which Tenant is liable are levied against Landlord or Landlord's property, Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is liable.  Tenant shall pay when due any and all applicable sales or use tax, or any other tax, which may be imposed now or hereafter by any governmental authority, related to Tenant's use and operation of its business in the Leased Premises.

~~5.7~~
Parking. Tenant will provided  up to 12 reserve parking spaces.  Additionally, Tenant shall also be able to lease an additional 20 reserved parking spaces on or before June 1, 2013.  If Tenant doesn’t take additional 20 spots on or before June 1, 2013, Tenant shall be offered any available spots owned by Landlord.  The costs per month for parking spaces is $150 per space.

5.8
Tenant’s Requests to the Association.  Provided that Tenant is not in default, Landlord agrees to take commercially reasonable action (at no cost, expense or undue burden to Landlord) to support Tenant in Tenant’s reasonable requests to the Association from time to time for the action, consent or approval of the Association on matters within the Association’s jurisdiction, as reasonably necessary.  Landlord further agrees that it will not cast its votes (as a member of the Association) in Association matters in a manner that would materially, substantially and unreasonably impair Tenant’s use and quiet enjoyment of the Common Elements or the Leased Premises.

In the event of an emergency, a situation that has or could reasonably endanger or compromise the health, safety or welfare of Landlord, its employees, officers, directors, members, the general public or others, or if Tenant is in any way not complying with the terms and conditions of Sections 5.3, 5.4, and 5.6 of this Article 5, then, notwithstanding anything to the contrary contained herein, after written notice to Tenant and expiration of a five (5) business day cure period, Landlord may, at its election, enter the Leased Premises without liability therefor and fulfill Tenant's obligations.  Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations and agrees that Landlord shall not be liable for any damages resulting to Tenant from such action.

ARTICLE 6
UTILITIES AND SERVICE

6.1
Utilities.  Tenant acknowledges that Landlord is not in control of, nor responsible for, the delivery of electricity, water or elevator service to, or for, the Leased Premises, but that subject to the Rules and Regulations and the Declaration, such services are to be made available to the Leased Premises on a twenty-four (24) hour basis, seven (7) days per week.  Landlord shall not be liable for any interruption whatsoever (except if such interruption is the direct result of Landlord’s gross negligence or willful misconduct) in Tenant Utility Services, Utility Services or other utility services, other than where Landlord has failed to pay charges for such services as and when they become due.  Tenant acknowledges and agrees that neither Developer, the Association, nor the Land Condominium Association shall be liable for: (i) any interruption whatsoever in Tenant Utility Services, Utility Services or other utility services which are due to Acts of God or Force Majeure, or any other reasons outside the reasonable control of Developer, the Association, or the Land Condominium Association, or (ii) any interruption of Tenant Utility Services, Utility Services or other utility services which continues during any reasonable period necessary to restore such service upon the occurrence of any of the foregoing conditions.  Failure to any extent to provide Tenant Utility Services, Utility Services, other utility services or any other services not specified, or any cessation thereof, shall not: (A) render Developer, the Association, the Land Condominium Association, or Landlord liable in any respect for damages to either person or property (other than if caused by the gross negligence or willful misconduct of such entity, their respective agents or employees), (B) be construed as an eviction of Tenant, (C) provide an abatement of Rent, or (D) relieve Tenant from fulfillment of any covenant or obligation set forth in this Lease.  Tenant shall have no claim for abatement or rebate of Rent or damages on account of any interruption in service if any of the equipment or machinery necessary or useful for provision of any Tenant Utility Services, Utility Services or other utility services, and for which the Association or the Land Condominium Association is responsible, breaks-down, or for any cause ceases to function properly. Tenant has the right to terminate the lease without penalty of there is no electricity, water or elevator service, or Tenant is not able to conduct its customary business operations at the Leased Premises due to interruption of any Tenant Utility Services, Utility Services or other utility services, continuously for more than (i)  three days other than in the case of a natural disaster or (ii) thirty days in the case of a natural disaster.

6.2	Telecommunications Services.

(a)
Developer's Right.  Tenant acknowledges that pursuant to the Master Declaration, Developer has reserved the exclusive right to enter into a telecommunications agreement (the "Telecommunications Agreement") with a third party provider (the "Telecommunications Provider") of certain internet and telecommunications services, including, but not limited to, audio, video and data communication and transmission services (the "Telecommunication Services") to and for the benefit of the Property, including the Leased Premises.  In recognition of the nature of Tenant’s business, Landlord has obtained the written consent of Developer (“Developer’s Consent”) for Tenant to (i) directly contract for Tenant’s Telecommunications Services with a provider or providers of such services as Tenant may from time to time select during the Lease Term, and (ii) have the right to install, at Tenant’s sole cost and expense, telecommunications infrastructure, including, copper, fiber or the equivalent to serve the Leased Premises. A copy of Developer’s Consent is attached hereto as Exhibit “H” and in the event of conflict between this Lease and the Developer’s Consent the terms and conditions of the Developer’s Consent shall control.  Tenant acknowledges and agrees that, except as permitted by Developer’s Consent and to the extent not in conflict with or violative of applicable law or any existing contract or agreement, Developer has, and shall continue to have, the sole and exclusive right to enter into Telecommunications Agreements providing Telecommunication Services to other owners, tenants, and users of the Property.

(b)
Tenant's Right.  Unless Developer has elected pursuant to the foregoing to provide Telecommunication Services to the Leased Premises, Tenant may, subject to the prior written approval of Developer as set forth in the Declaration, select the telecommunications and internet service provider(s) required to provide such services to the Leased Premises and Tenant shall work with Developer on access issues with respect to any such services, including the use of conduits for wiring outside of the Leased Premises.  Subject to the foregoing, Tenant shall have the right to install, and once installed to operate, maintain, repair, replace, modify and remove, wireless systems for audio, video and data communication and transmission (the "Wireless Systems") in the Leased Premises for its own use only and not for use by third parties (other than permitted subtenants).  Tenant shall ensure that any Wireless Systems do not interfere with the use and enjoyment by other tenants of their premises in the Condominium or Property and the operation of their businesses, or their Telecommunication Services.  Tenant acknowledges and understands that Developer shall have the right to grant similar rights to owners or other tenants in or of the Condominium or Property, and Landlord and Developer shall have no liability for any interference with the performance of Tenant's Wireless Systems due to any other owner or tenant's use of a common radio transmission spectrum.

ARTICLE 7
REPAIRS AND MAINTENANCE

7.1
By Landlord.   Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Leased Premises during the Lease Term except as set forth in this Lease.  Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage, destruction or inconvenience, and Tenant shall not be entitled to any damages nor to any abatement or reduction of Rent by reason of any repairs, alterations or additions made by Landlord under this Lease, other than if caused by the negligence or misconduct of Landlord, its agents or employees. Landlord shall have no responsibility for the repair or maintenance of any improvement, system, fixture or item installed by Tenant.  Upon termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Leased Premises to Landlord in as good condition as existed at the Commencement Date, ordinary wear and tear excepted.  The cost and expense of any repairs necessary to restore the condition of the Leased Premises shall be borne by Tenant.  Landlord shall exercise diligence to avoid disruptions to Tenant's business.

7.2
By Developer and/or the Association.  Tenant acknowledges and understands that except for any damage or destruction caused by the acts of negligence or willful misconduct by Tenant or any of its employees, guests, occupants, customers, agents, licensees or invitees, Developer and/or the Association or Land Condominium Association, as applicable under the Declaration, Master Declaration or other documents, have the responsibility to maintain the roof, foundation and Common Elements, including, without limitation, elevators and bathroom areas, and the structural soundness of the exterior walls.  In the event Tenant or any of its employees, guests, occupants, customers, agents, licensees or invitees cause any damage or destruction to the Property or Common Elements, or any part thereof, either Developer, the Association, or Land Condominium Association (or their designees), as applicable, may assume responsibility for repairs of certain components that may otherwise be the responsibility of Tenant.  Particularly, Developer, the Association, or Land Condominium Association may assume the responsibility to repair utility components such as conduit, ducts, plumbing and wiring.  Tenant agrees to cooperate in good faith to determine whether Developer, the Association, or Land Condominium Association will repair components that will otherwise be the responsibility of Tenant and in such case Tenant shall allow Developer, the Association, or Land Condominium Association, as the case may be, to make such repairs.  Before Tenant commences any such work necessary to repair or replace any damage or destruction caused by Tenant or any of its employees, guests, occupants, customers, agents, licensees or invitees (or at any time thereafter), either Developer, the Association, or Land Condominium Association, as applicable, may require Tenant to furnish to it such security, in form (including, without limitation, a bond issued by a corporate surety licensed to do business in the state in which the Property is situated) and in such amount as either Developer, the Association, or Land Condominium Association, as applicable, shall deem necessary to assure the payment for such work by Tenant.  Tenant shall be liable for the special assessment or charges for such work, and if Developer, the Association, or Land Condominium Association bills or charges Landlord for such work, Tenant agrees to pay Landlord, as Additional Rent, within thirty (30) days of Landlord’s delivery of written demand therefore to Tenant.  If Developer, the Association, or Land Condominium Association declines responsibility for a repair, and in all cases in which the repair is the responsibility of Tenant, then such maintenance and repair work must be performed by Tenant in conformity with the applicable Condominium or Property standards or Rules and Regulations.  Tenant shall seek and obtain the prior approval of Landlord, and if required by the Declaration, Master Declaration, or Rules or Regulations, or any rules or requirements of the Architectural Review Committee of the Association (the "ARC"), the ARC, for the repair, maintenance or replacement work, except that Landlord’s consent shall not be required if the work does not require a building permit and it is minor or routine work that will be accomplished by Tenant for a charge of $10,000.00 or less.

7.3
Right of Entry.  Tenant acknowledges that Developer, the Association, and Land Condominium Association have, pursuant to, and as provided in, the Declaration, Master Declaration, and Rules and Regulations, reserved easements for the benefit of the Developer and/or the Association, the Land Condominium Association, or their designees, to have access to the Leased Premises to perform their repair, maintenance and other obligations.  The rights of Developer, the Association, and Land Condominium Association set forth in this Section 7.3 are in addition to and do no supplant or in any way diminish the rights of Landlord set forth in Section 5.5, and the rights of Landlord are in addition to and do no supplant or in any way diminish the rights of Developer, the Association, and Land Condominium Association set forth in this Section 7.3.

7.4
By Tenant.  Tenant shall be responsible, at Tenant’s sole cost and expense, for (i) contracting for and providing any and all janitorial services to the Leased Premises, and (ii) making any improvements, replacements or repairs of any kind or character to the Leased Premises during the Lease Term, including but limited to maintaining and repairing the improvements, other than any systems or equipment for providing services or utilities to the Lease Premises, made to the Leased Premises by Tenant or on Tenant’s behalf.

ARTICLE 8
ALTERATIONS AND IMPROVEMENTS

8.1
Construction.  Except as expressly provided in this Lease, or in the Leasehold Improvements Agreement (if any), Tenant acknowledges and agrees that Landlord has not undertaken to perform any modification, alteration or improvement to the Leased Premises, and Tenant further waives any defect in the Leased Premises and acknowledges and accepts, as of thirty (30) days after Tenant’s execution of the Acceptance of Leased Premises referred to herein below, (i) the Leased Premises as suitable for the purpose for which they are leased in its "AS-IS, WHERE-IS" condition and (ii) the Condominium and the Property, and every part and appurtenance thereof, as being in good and satisfactory condition.  In addition, Tenant shall be subject to any disclaimers with regard to adequacy, quality and fitness of the construction of the Condominium, the Leased Premises, and other improvements to or on the Property by Developer as set forth in the Declaration or Master Declaration (the “Construction Warranties”).  Any such disclaimer of warranties flows through and is binding upon Tenant and Tenant does hereby waive all claims against Landlord, Developer, the Association, and the Land Condominium Association that Tenant may at any time have with respect to the Construction Warranties.  Upon the request of Landlord, Tenant shall deliver to Landlord a completed Acceptance of Leased Premises in Landlord's prescribed form as set forth in Exhibit "G" attached hereto and incorporated herein by reference. Tenant has the right to inspect prior to acceptance of the leased premises.

8.2
A. Tenant Improvements.  Tenant shall not make or allow to be made any alterations, physical additions or improvements in or to the Leased Premises without obtaining the prior written consent of Landlord and such other parties as may be required by the Declaration or Master Declaration, which consents may be withheld in the sole and absolute discretion of Landlord and such other parties as may be required by the Declaration or Master Declaration.  To the extent Tenant proposes to undertake any alterations, additions or improvements to the Leased Premises following Tenant's acceptance of the Leased Premises, Tenant shall furnish complete plans and specifications for any proposed alteration, addition or improvement for review and approval by Landlord and Developer.  All improvements by Tenant must be pursuant to final architectural plans that are approved by the ARC.  Until such time as the ARC is in effect, the improvements by Tenant must be approved by Developer.  Tenant is responsible to employ and pay a qualified architect or engineer to design improvements, including any graphic package and signage, to the requirements of the ARC.

8.3	8.2 B Improvements to Premises. Landlord shall provide turn-key improvements to Premises according to Exhibit D. Tenant Improvements shall be completed on or before May 1, 2013.

8.4
Ownership of Improvements.  Any alterations, physical additions or improvements to the Leased Premises made by or installed by Landlord or Tenant shall remain upon, and be surrendered with, the Leased Premises and become the property of Landlord upon the expiration or earlier termination of this Lease without credit to Tenant; provided, however, Landlord, at its option, may require Tenant to remove any physical improvements  or additions and/or repair any alterations in order to restore the Leased  Premises to substantially the same condition existing at the time Tenant took possession, reasonable wear and tear excepted, all costs of removal and/or alterations to be borne by Tenant.  Notwithstanding the foregoing, Tenant shall not be required to remove from the Premises any improvements made pursuant to the Leasehold Improvement Plan. This clause shall not apply to moveable equipment, furniture or moveable trade fixtures owned by Tenant, which may be removed by Tenant at the end of the Lease Term if Tenant is not then in default and if such equipment and furniture are not then subject to any other rights, liens and interests of Landlord.  Tenant shall have no authority or power, express or implied, to create or cause any mechanic's or materialmen's lien, charge or encumbrance of any kind against the Leased Premises, the Property or any portion thereof and the interest of Landlord shall not be subject to liens for improvements made by Tenant.  Tenant shall promptly cause any such liens that have arisen by reason or any work claimed to have been undertaken by or through Tenant to be released by payment, bonding or otherwise within thirty (30) days after Tenant’s receipt of notice regarding such lien (failing which Tenant will automatically be in default under this Lease), and Tenant shall indemnify Landlord and the Association against losses arising out of any such claim (including, without limitation, legal fees and court costs).  Without waiving Tenant’s default, Landlord, in addition to all other available rights and remedies, without further notice or opportunity for Tenant to cure, may discharge the same of record by payment, bonding or otherwise, as Landlord may elect, and upon request Tenant will reimburse Landlord for all costs and expenses so incurred by Landlord plus interest thereon at the highest rate allowed by law from the date of such expenditure through the date such amounts are paid in full.

ARTICLE 9
CASUALTY AND CONDEMNATION

9.1
Casualty.  Tenant shall give Landlord immediate notice of any change or destruction to the Leased Premises by fire or other casualty.  Following such damage or destruction to the Leased Premises, at Landlord's sole option, either (i) this Lease shall terminate, and, in such case, the Rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification, or (ii) this Lease shall not terminate, and Landlord shall proceed with reasonable diligence to rebuild or repair the Leased Premises to substantially the same condition in which they existed prior to the damage or destruction.  Landlord agrees to provide Tenant written notice of its decision within sixty (60) days of Tenant's notice.  If the Leased Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage or destruction, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, employees, licensees or invitees or those for whom Tenant is responsible, the Base Rent payable under this Lease during the period for which the Leased Premises are untenantable shall be reduced to an amount determined by multiplying the sum of the Base Rent and the Additional Rent that would otherwise be payable but for this provision, by the ratio that the portion of the Leased Premises not rendered untenantable bears to the total net rentable area of the Leased Premises prior to the casualty.  Landlord's obligation to rebuild or restore under this Section 9.1 shall be limited to restoring the Leased Premises to substantially the condition in which the same existed prior to the casualty, exclusive of improvements for which Tenant is responsible under the terms of the Leasehold Improvements Agreement, if any, and Tenant shall, promptly, after the completion of such work by Landlord, proceed with reasonable diligence and at Tenant's sole cost and expense to restore those improvements for which Tenant is responsible under the terms of such Leasehold Improvements Agreement to substantially the condition in which the same existed prior to the casualty and to otherwise make the Leased Premises suitable for Tenant's use.  If Landlord fails to substantially complete the necessary repairs or rebuilding within ninety (90) working days from the date that Landlord receives all necessary approvals and permits to repair and restore (subject to extension due to an Act of God or Force Majeure), Tenant may at its option, terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease to exist.  For purposes of this Lease, a "working" day means every week day, except for federal holidays.  Tenant agrees that in the event Landlord is obligated to repair pursuant to this Section 9.1, the Association may undertake a part of or all of the necessary repairs for which Landlord might otherwise be obligated.  Nothing herein requires Landlord or the Association to make repairs in the event of damage, destruction or loss if any other provision of this Section 9.1 gives to Landlord the right or option in its discretion to either decline to make the repairs or the right to decline responsibility for the cost of the repairs.

9.2
Condemnation.  If all or a portion of the Leased Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, this Lease shall at Landlord’s sole option either (i) terminate and the Rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemnation authority, or (ii) this Lease shall not terminate and Landlord shall restore and reconstruct, to the extent of condemnation proceeds (excluding any proceeds for land) actually received after the exercise by any mortgagee of the Property of an option to apply such proceeds against Landlord's debt to such mortgagee, the Property and other improvements on the Leased Premises to the extent necessary to make it reasonably tenantable.  The Base Rent payable under this Lease during the unexpired portion of the term shall be reduced to an amount determined by multiplying the Base Rent that would otherwise be payable for this provision by the ratio that the portion of the Leased Premises not rendered untenantable bears to the total net rentable area of the Leased Premises prior to the casualty.  If Landlord fails to substantially complete such restoration and reconstruction within one hundred and twenty (120) working days of the date of physical possession by the condemning authority work (subject to extension due to Act of God or Force Majeure), Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations of this Lease shall cease to exist. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof), whether for the whole or a part of the Leased Premises, shall be the property of Landlord (whether such award is compensation for damaged to Landlord's or Tenant's interest in the Leased Premises), and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or for taking of Tenant's fixtures and other property within the Leased Premises if a separate award for such items is made to Tenant.

ARTICLE 10
INSURANCE

10.1	Property Insurance.

(a)
By Landlord.  Landlord may maintain such insurance covering the Leased Premises as Landlord shall desire from time to time in its sole and absolute discretion. Insurance for the structure is covered by the Association. If Association fails to maintain insurance on Leased Premises, Landlord will be responsible for maintaining such insurance on Leased Premises. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord.  Landlord shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Tenant upon or within the Leased Premises, any fixtures installed or paid for by Tenant upon or within the Leased Premises, or any improvements which Tenant may construct on the Leased Premises.

(b)
By Tenant.  Tenant at all times during the Lease Term shall, at its own expense, keep in full force and effect insurance against fire and such other risks as are from time to time included in standard all-risk insurance (including coverage against vandalism and malicious mischief) for the full insurable value of (i) all improvements made to the Leased Premises from time to time, including, but not limited to the improvements made pursuant to the Leasehold Improvements Agreement or by Tenant or on Tenant’s behalf, and (ii) Tenant's trade fixtures, furniture, supplies and all items of personal property of Tenant located on or within the Leased Premises.  In the event that Tenant fails to maintain insurance coverage as required herein or if Landlord reasonably believes that failure to maintain required coverage is imminent, Landlord shall have the right, but not the obligation, to obtain such coverage without notice to Tenant and charge Tenant for all expenses related thereto.  Tenant shall not do or permit to be done any act or thing as a result of which either (i) any policy of insurance of any kind covering any or all of the Leased Premises or any liability of Landlord in connection therewith, may become void or suspended, or (ii) the insurance risk under any such policy would (in the opinion of the insurer thereunder) be made greater than that which exists on the Commencement Date.  If an increase in any insurance premiums paid by Landlord for the Leased Premises or by the Association or Land Condominium Association for the Common Elements, as applicable, is caused by Tenant's use of the Leased Premises in a manner other than as set forth in Section 2.7, or if Tenant vacates the Leased Premises and causes an increase in such premiums (and said vacating is deemed a default hereunder), or Landlord incurs any expenses on behalf of Tenant in regard to providing insurance coverage as set forth herein, Tenant shall immediately cease such use of the Leased Premises and pay to Landlord within ten (10) days after receipt of Landlord's invoice therefor, an amount equal to the increase caused by such action, which shall be deemed Additional Rent hereunder.

10.2
Waiver of Subrogation.  Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby waive and release each other from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss, damage or destruction that may occur to the Leased Premises, improvements to the Leased Premises, or personal property within the Leased Premises, by reason of fire or the elements, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees, but only to the extent that such loss, damage or destruction is actually covered by insurance and only to the extent that the insured party has received insurance proceeds therefor.  Landlord and Tenant agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section 10.2, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers.

10.3
Hold Harmless.  Other than death or injury to persons or damage or destruction to property resulting from the negligence or willful misconduct of Landlord or its agents and employees, Landlord shall not be liable to Tenant or to any of Tenant's agents, employees, licensees, invitees and visitors, or to any other person whomsoever, for any claims, losses, demands, causes of action, liability, judgments. damages, costs or expenses arising out of or connected with the death or injury to person or damage or destruction to property on or about the Leased Premises, the Common Elements, or the Property, including but not limited to, consequential damages, (i) caused by any act or omission of Tenant, its employees, subtenants, licensees and concessionaires or of any other person entering the Leased Premises, the Common Elements, or the Property by express or implied invitation of Tenant, or (ii) arising out of the use of the Leased Premises, the Common Elements, or the Property by Tenant, its employees, subtenants, licensees, concessionaires or invitees, or (iii) arising out of any default by Tenant in the performance of its obligations hereunder, or (iv) caused by the improvements located in the Leased Premises becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Leased Premises, the Common Elements, or the Property, or (v) arising out of the failure or cessation of any service provided by Landlord (including security service and devices), and Tenant hereby agrees to hold harmless Landlord from any liability, loss, expense or claim (including, but not limited to reasonable attorneys' fees) arising out of such damage or destruction to property or death or injury to persons.  Landlord shall not be liable to Tenant for any loss, damage or destruction that may be occasioned by or through the acts or omissions of owners or other tenants of the Property or of any other persons whomsoever, excepting only duly authorized employees and agents of Landlord acting within the scope of their authority.  Further, Tenant specifically agrees to be responsible for and hold harmless Landlord from any and all damages or expenses of whatever kind arising out of or caused by a burglary, theft, vandalism, malicious mischief or other illegal acts performed in, at, or from the Leased Premises, except if such damage or expense is caused by Landlord or is a result of a failure by Landlord to perform its duties under this Lease.

10.4
Liability Insurance.  Tenant shall at its expense obtain and keep in force during the Lease Term comprehensive general liability insurance with a combined single limit of not less than $1,000,000.00 per occurrence for death and bodily injury and property damage or destruction, insuring both Landlord and Tenant against liability arising out of Tenant's use or occupancy of the Leased Premises or the Property, including without limitation the Common Elements and any other areas appurtenant thereto.  Such insurance shall contain endorsements for the following coverages:  (i) contractual liability (other than Rent) insurance relating to all obligations of Tenant pursuant to this Lease, including Tenant’s indemnification of Landlord; and (ii) employee liability.

10.5
Insurance Requirements.  All insurance policies or duly executed certificates for the same required to be carried by Tenant under this Lease, together with satisfactory evidence of the payment of the premium thereof, shall be deposited with Landlord on the date Tenant first occupies the Leased premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. Notwithstanding the foregoing, in the event Tenant delivers certificates of insurance to Landlord, Tenant shall be required to provide Landlord with copies of insurance policies within ten (10) days of a written request therefore by Landlord.  All insurance required to be carried by Tenant under this Lease shall be in form and content, and written by insurers acceptable to Landlord, in its reasonable discretion, with an A.M. Best Rating of at least A-VII and both Landlord and the Association shall be named as additional insured or loss payee, as applicable.  All policies shall provide that they may not be terminated without thirty (30) days' prior written notice to Landlord.  If Tenant shall fail to comply with any of the requirements contained relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord, on demand as Additional Rent hereunder, the premium cost thereof.

10.6
Hazardous Material.  Throughout the Lease Term, Tenant shall prevent the presence, use, generation, release, discharge, storage, disposal or transportation of any Hazardous Materials (as hereinafter defined) on, under, in, above, to or from the Leased Premises other than in strict compliance with all applicable federal, state, and local laws, rules, regulations, and orders  For purposes hereunder, the term "Hazardous Materials" shall mean and refer to any wastes, materials, or other substances of any kind or character that are or become regulated as hazardous or toxic waste or substances, or which require special handling or treatment, under any applicable local, state, or federal law, rule, regulation, or order.  Tenant shall indemnify, defend and hold harmless Landlord, Developer, the Association, and the Land Condominium Association from and against (i) any loss, cost, expense, claim or liability arising out of any investigation, monitoring, clean-up, containment, removal, storage or restoration work of the Leased Premises ("Remedial Work") required by, or incurred by Landlord, the Association, the Land Condominium Association, or any other person or party in a reasonable belief that such Remedial Work is required by any applicable federal, state or local law, rule, regulation or order, or by an governmental agency, authority, political subdivision having jurisdiction over the Leased Premises, and (ii) any claims of third parties for loss, injury, expense or damage arising out of the presence, release or discharge of any Hazardous Materials on, under, in, above, to or from the Leased Premises and which arise out of the activities of Tenant.  In the event any Remedial Work is so required under any applicable federal, state or local law, rule, regulation or order, Tenant shall promptly perform or cause to be performed such Remedial Work in compliance with such law, rule, regulation or order.  In the event Tenant shall fail to commence the Remedial Work in a timely fashion, or shall fail to prosecute diligently the Remedial Work to completion, such failure shall constitute an Event of Default on the part of Tenant under the terms of this Lease, and Landlord or the Association, in addition to any other rights or remedies afforded it hereunder, may, but shall not be obligated to, cause Remedial Work to be performed, and Tenant shall promptly reimburse Landlord, the Association, or Land Condominium Association, as applicable, for the cost and expense thereof upon demand.

ARTICLE 11
ASSIGNMENT OR SUBLEASE

11.1
Assignment/Sublease by Tenant.  Tenant shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise or mortgage or pledge the same, or sublet the Leased Premises, in whole or in part, without the prior written consent of Landlord, which consent may not unreasonably withheld, conditioned or delayed, and in no event shall any such assignment or sublease ever release Tenant or any Guarantor from any obligation or liability hereunder.  No assignee or sublessee of the Leased Premises or any portion thereof may assign or sublet the Leased Premises or any portion thereof.  Notwithstanding the foregoing, Tenant may, without Landlord's approval but with written notice to Landlord, assign or sublet the Lease Premises or any part thereof, to any successor of Tenant resulting from a merger, consolidation, sale or acquisition of Tenant, or to any entity that owns Tenant or is under common ownership with Tenant.  Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and subletting.

11.2
Assignment by Landlord.  Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease.  Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer, and Landlord’s successor in interest shall become the new Landlord hereunder and responsible to Tenant for all obligations of Landlord, and Tenant shall attorn to such successor in interest and recognize such successor in interest as the Landlord under this Lease

11.3
Default and Collection.  If any Event of Default should occur while the Leased Premises or any part thereof are then assigned or sublet, and said Event of Default remains uncured following ten (10) business days, for monetary defaults, or fifteen (15) business days, for non-monetary defaults, written notice to cure from Landlord to Tenant, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease, and apply such Rent against any sums due to Landlord by Tenant hereunder, and Tenant hereby directs any such assignee or subtenant to make such payments of Rent directly to Landlord upon receipt of notice from Landlord. No direct collection by Landlord from any such assignee or subtenant shall be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations hereunder. Receipt by Landlord of Rent from any assignee, subtenant or occupant of the Leased Premises shall not be deemed a waiver of the covenant contained in this Lease against assignment and subletting or a release of Tenant from any obligation under this Lease. The receipt by Landlord to any such assignee or subtenant obligated to make payments of Rent shall be a full and complete release, discharge and acquittance to such assignee or subtenant to the extent of any such amount of Rent so paid to Landlord. Landlord is authorized and empowered, on behalf of Tenant, to endorse the name of Tenant upon any check, draft or other instrument payable to Tenant evidencing payment of Rent, or any part thereof, and to apply the proceeds therefrom in accordance with the terms hereof. Tenant shall not mortgage, pledge, or otherwise encumber its interest in this Lease or in the Leased Premises. Any attempted assignment or sublease or encumbrance by Tenant in violation of the terms and covenants of this Section 11.3 shall be void and constitute an Event of Default under this Lease.

11.4
Rights of Mortgagee, Estoppel Letters.  Tenant accepts this Lease subject and subordinate to any recorded lease, mortgage or deed of trust lien presently existing, if any, or hereafter encumbering the Property and to all existing ordinances and recorded restrictions, covenants, easements and agreements with respect to the Property. So long as any requested documentation to confirm the subordination of Tenant’s interest under this Lease to any mortgage or deed of trust lien hereafter placed on the Property is delivered to Tenant and Tenant has not executed or provided reasonable written objection to same within ten (10) days of Tenant’s receipt of same,  Landlord hereby is irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease to any mortgage or deed of trust lien hereafter placed on the Property.  Upon any foreclosure of any such mortgage, or the sale or conveyance of the Property in lieu of foreclosure, or any other transfer of Landlord's interest in the Property, whether or not in connection with a mortgage, Tenant hereby does and hereafter agrees to attorn to the purchaser at such foreclosure sale or to the grantee under any deed in lieu of foreclosure or to any other transferee of Landlord's interest, and shall recognize the purchaser, grantee, or other transferee as Landlord under this Lease, and no further attornment or other agreement shall be required to effect or evidence Tenant's attornment to and recognition of such purchaser or grantee as Landlord hereunder.  Such agreement of Tenant to attorn shall survive any such foreclosure sale, trustee's sale, conveyance in lieu thereof, or any other transfer of Landlord's interest in the Property.  Tenant, upon written request, and provided the same shall be in form reasonably satisfactory to Tenant at any time, before or after any such foreclosure sale, trustee's sale, conveyance in lieu thereof, or other transfer shall execute, acknowledge and deliver to prospective transferee or mortgagee a Subordination, Nondisturbance and Attornment Agreement and any additional written instruments and certificates evidencing such attornment as mortgagee or other prospective transferee may reasonably require. So long as any such instruments and certificates are delivered to Tenant and Tenant has not executed or provided reasonable written objection to the same within ten (10) days of Tenant’s receipt of the same, Tenant hereby appoints Landlord as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates.  Notwithstanding anything to the contrary contained in this Section 11.4, any mortgagee under any mortgage shall have the right at any time to subordinate any such mortgage to this Lease on such terms and subject to such conditions as mortgagee in its discretion may consider appropriate.  Tenant agrees to furnish, from time to time, within twenty (20) days after receipt of a written request from Landlord or Landlord's mortgagee, (i) a statement certifying, if applicable and true, all or some of the following:  Tenant is in possession of Leased Premises; this Lease is in full force and effect; this Lease is unmodified (except as disclosed in such statement); Tenant claims no present charge, lien or claim of offset against Rent (except as disclosed in such statement); the Rent is paid for the current month, but is not prepaid for more than one (1) month and will not be prepaid for more than one (1) month in advance; there is no existing Landlord default by reason of some act or omission by Landlord (except as disclosed in such statement);  Landlord has performed all inducements required of Landlord in connection with this Lease, including construction obligations, and Tenant accepts the Leased Premises as constructed (except as disclosed in such statement);  and (ii) an acknowledgment of the assignment of Rent and other sums due hereunder to the mortgagee and agreement to be bound thereby, (iii) an agreement requiring Tenant to advise the mortgagee of damage to or destruction of the Leased Premises by fire or other casualty requiring reconstruction, (iv) an agreement by Tenant to give the mortgagee written notice of Landlord's Default hereunder and to permit the mortgagee to cure such default within a reasonable time after such notice before exercising any remedy Tenant might possess as result of such default, and (v) such other matters as may be reasonably required by Landlord or Landlord's mortgagee.  Tenant's failure to deliver such statement, in addition to being a default under this Lease shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Landlord, that Landlord is not in default of any of its obligations under this Lease, and that Landlord has not received more than one (1) month's Rent in advance.

ARTICLE 12
DEFAULT AND REMEDIES

12.1	Default by Tenant. The following shall be deemed to be events of default by Tenant under this Lease (an “Event of Default”):

(a)
Tenant shall fail to pay when due any installment of Rent or any other payment required pursuant to this Lease and fails to cure such failure after 5-days written notice; provided, however, that for each calendar year during which Landlord has already given Tenant two (2) written notices of the failure to pay an installment of Rent or other required payment under this Lease, no further notice shall be required (i.e., the Event of Default shall automatically occur on the fifth (5th) day after the day upon which the Rent or other payment was due);

(b)	Tenant shall abandon the Leased Premises;

(c)
Tenant or any guarantor of Tenant's obligations hereunder shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due, or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations hereunder and the same shall not be discharged or dismissed within sixty (60) days;

(d)	Tenant or any guarantor of Tenant's obligations hereunder shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors;

(e)
Tenant shall do or permit to be done any act which results in a lien being filed against the Leased Premises or the property, and such lien is not released or bonded within thirty (30) days of Tenant’s receipt of notice of such lien;

(f)	the liquidation, termination, dissolution or (if Tenant is a natural person) the death of Tenant or any guarantor of Tenant's obligations hereunder; or

(g)
Tenant shall be in default of any other term, provision or covenant of this Lease, and, other than specified in clause (i) above, such default is not cured within thirty (30) days after written notice thereof to Tenant.

12.2
Remedies for Tenant's Default.  Upon the occurrence of any Event of Default set forth in this Lease, Landlord shall, in addition to any other rights or remedies available to Landlord under this Lease and under the laws of the State of Florida, have the option to pursue any one or more of the remedies set forth in this Section 13.2 without any additional notice or demand:

(a)
With respect to an Event of Default based on failure to pay Rent, Landlord may elect to declare the entire Rent for the balance of the Lease Term, or any part thereof, due and payable immediately, which if paid shall be discounted to then present value using a discount rate of eight percent (8%).

(b)
Landlord may elect, at any time subsequent to such Event of Default, by written notice to Tenant, to terminate this Lease on the date specified in such notice of termination, provided Tenant has not cured the Event of Default, and Tenant shall surrender the Leased Premises to Landlord as if the Lease Term ended by the expiration of the time fixed herein, but Tenant shall remain liable as hereinafter provided; provided, however, whether or not Landlord shall elect to terminate this Lease, Landlord shall have the immediate right to re-enter the Leased Premises and may remove all persons and property from the Leased Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, and Landlord shall not be deemed guilty of trespass, or become liable for any loss or damage which may be occasioned thereby.

(c)
Landlord may retake possession of the Leased Premises for the account of Tenant and may re-enter the Leased Premises, by summary proceedings or otherwise, and, using its best efforts, attempt to relet the Leased Premises, or any part thereof, as Tenant's agent, in the name of Landlord, or otherwise to any tenant and upon such terms and conditions and for any use or purpose and for a term shorter or longer than the balance of the Lease Term, all as Landlord may deem appropriate.  Should Landlord elect to re-enter or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may make such alterations and repairs as may be necessary in order to relet the Leased Premises or any part thereof.  Upon each such reletting, all rent received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness, other than Rent due hereunder, from Tenant to Landlord; second to the payment of any reasonable costs and expenses of such reletting including brokerage fees and to costs of such alterations and repairs; third, to the payment of Rent due and unpaid hereunder, the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder.  If such rent received from such reletting during any month be less than that to be paid during that month by Tenant as set forth herein, Tenant shall pay any such deficiency to Landlord.  Such deficiency shall be calculated and paid monthly, but to the extent permitted by law, Tenant shall not be entitled to any surpluses from such reletting.  Landlord shall recover from Tenant all damages it may incur by reason of Tenant's default, including the reasonable cost of recovering the Leased Premises and, including charges equivalent to Rent reserved in this Lease for the remainder of the Lease Term, all of which amounts shall be immediately due and payable from Tenant to Landlord.  In computing the net amount of rents collected through such reletting, Landlord may deduct all reasonable expenses incurred in obtaining possession of and reletting the Leased Premises, including legal expenses, attorneys' fees through the appellate level, brokerage fees, the cost of restoring the Leased Premises to good order, and the cost of all alterations and decorations deemed necessary by Landlord to effect reletting.

(d)
Landlord may retake possession of the Leased Premises, or any part thereof, on its own behalf, without thereby relieving Tenant from any liability for damages accruing prior to such retaking.  Alternatively, Landlord may elect not to seek to re-enter any portion of the Leased Premises, without waiving its right to do so at any future time or its right to collect the Rent due hereunder as and when the same shall become due and to continue to hold Tenant fully liable for all if its obligations hereunder.

(e)	If Tenant is in default, Landlord, in addition to retaking possession, may bring an action immediately for all damages resulting therefrom.

(f)	In the event of a breach or threatened breach of any of the covenants or provisions hereof, Landlord shall have the further right to seek an injunction.

(g)
Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for specific performance of any covenant or agreement contained herein, or for the enforcement of any other legal or equitable remedy, including recovery of all monies due or to become due from Tenant under any of the provisions of this Lease.

(h)
If Landlord exercises any of the remedies provided for in subparagraphs (a) through (f) above, Tenant shall surrender possession and vacate the Leased Premises immediately and deliver possession thereof to Landlord, and Landlord may then or at any time thereafter re-enter and take complete and peaceful possession of the Leased Premises, with or without process of law, full or complete license to do so being hereby granted by Tenant to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law.

(i)
Upon an Event of Default resulting from Tenant's failure to pay Base Rent, Additional Rent or any other amount due hereunder, all sums past due shall bear interest at the lesser of twelve percent (12%) per annum or the highest legal rate of interest permitted under the laws of the State of Florida.  Neither the accrual nor the payment of such interest shall be deemed to excuse or cure any breach, default or Event of Default hereunder.  In the event that any interest paid or charged hereunder shall exceed the maximum legal rate then applicable, such rate so charged by Landlord shall be automatically reduced to the current maximum legal rate of interest, and Landlord shall promptly refund to Tenant the excess amount of interest paid over such maximum legal rate of interest.

(j)
The rights, privileges, elections and remedies of Landlord under this Lease shall be cumulative, and Landlord shall have the right to exercise such remedies at any time and from time to time singularly or in combination.  No termination of this Lease (whether upon an Event of Default or otherwise) shall be deemed to limit or negate Landlord's rights hereunder to indemnification from Tenant (or Tenant's insurance carriers) for any claim or liability asserted against or imposed upon Landlord, whether before or after the termination of this Lease, which is directly or indirectly based upon death, personal injury, property damage or destruction, or other matters occurring prior to the termination hereof.

(k)
The pursuit by Landlord of any particular remedy, whether specified herein or otherwise, shall, to the extent permitted by law, not preclude Landlord from pursuing any other remedy or remedies available to it at law in equity, all of which shall be deemed to be cumulative. If Landlord's re-entry is the result of Tenant's bankruptcy, insolvency or reorganization, Landlord shall recover as its full and only damage award and as liquidated damages, in addition to accrued Rent and other charges, the full Rent for the maximum period allowed by any act relating to bankruptcy, insolvency or reorganization.  If Tenant abandons or vacates the Leased Premises, or if Landlord re-enters the Leased Premises pursuant to court order, any property left in the Leased Premises by Tenant shall be deemed to have been abandoned by Tenant, and Landlord shall have the right to retain or dispose of such property in any manner without any obligation to account therefor to Tenant.  Tenant, for itself and for all persons claiming through or under it, hereby waives any and all rights which are or may be conferred upon Tenant by any present or future law to redeem the Leased Premises after a warrant to dispossess shall have been issued or after judgment in an action for ejectment shall have been made and entered.  The parties hereby waive trial by jury in an action, proceeding or counterclaim brought by either of the parties hereto against the other or any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises, and/or claim of injury, death, damage or destruction.  In the event of a breach by Tenant of any of the covenants or provisions hereof, Landlord shall have, in addition to any other remedies which it may have, the right to invoke any remedy allowed at law or in equity, including injunctive relief, to enforce Landlord's rights or any of them, as if re-entry and other remedies were not herein provided for.

Notwithstanding anything to the contrary set forth in this Lease, Landlord reserves all rights which any state or local laws, rules, regulations or ordinances confer upon a Landlord against a tenant in default.  The term and conditions set forth in this Article 12 shall apply to any renewals or extensions of this Lease.  This agreement shall be deemed to have been made in the State of Florida and shall be interpreted, and the rights and liabilities of the parties herein determined, in accordance with the laws of the State of Florida.

Notwithstanding anything to the contrary set forth in this Lease and subject to Landlord’s right to terminate this Lease hereunder, at law or otherwise, this Lease may be terminated by Landlord only by written notice of such termination to Tenant given in accordance with Section 13.5 below.

12.3
Default by Landlord.  If Landlord defaults in the performance of any term, covenant or condition required to be performed by Landlord under this Lease (a “Landlord Default”), Landlord shall have thirty (30) days following the receipt of written notice from Tenant specifying such Landlord Default to cure such Landlord Default; provided, if Landlord has commenced actions to cure such Landlord Default within said 30-day period, Landlord shall have all reasonable and necessary additional time to complete such cure. Tenant shall have the right to terminate the Lease in the event Landlord’s default continues beyond 45 days and Tenant is not able to continue customary business operations

12.4
Remedies for Landlord's Default.  Upon the occurrence of any Landlord Default set forth in this Lease and subsequent failure by Landlord to cure or commence actions to cure as provided in Section 13.3, Tenant shall have all rights available to it under applicable Florida law.

12.5	Reserved.

ARTICLE 13
MISCELLANEOUS MATTERS

13.1
Waiver.  Failure of Landlord to declare an Event of Default immediately upon its occurrence, or delay in taking any action in connection with an Event of Default, shall not constitute a waiver of the default, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease.  Failure by Landlord to enforce one or more of the remedies provided hereunder or at law upon any Event of Default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.  Landlord may collect and receive Rent due from tenant without waiving or affecting any rights or remedies that Landlord may have at law or in equity or by virtue of this Lease at the time of such payment. Following Landlord’s declaration to the Tenant in writing of an Event of Default, institution of any action to re-enter the Leased Premises shall not be construed to be an election by Landlord to terminate this Lease.

13.2
Attorneys' Fees.  If a party hereto defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any Rent or other sums due or to become due or recovery of the possession of the Leased Premises, the prevailing party agrees to pay the other party's costs of collection, including reasonable attorneys' and paralegals’ fees, whether suit is actually filed or not, and if suit is filed then at all trial and appellate levels, and in bankruptcy.

13.3	Successors. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and permitted assigns.

13.4
Interpretations: Severability.  The captions appearing in this Lease are for convenience only and in no way define, limit, construe or describe the scope or intent of any Article, Section, subsection or paragraph.  Grammatical changes required to make the provisions of this Lease apply (i) in the plural sense where there is more than one tenant and (ii) to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.  The Laws of the State of Florida shall govern the validity, performance and enforcement of this Lease.  This Lease shall not be construed more or less favorably with respect to either party as a consequence of the Lease or various provisions hereof having been drafted by one of the parties hereto.  If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.  Each covenant and agreement contained in this Lease shall be construed to be a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from Tenant's obligation to perform each and every covenant and agreement of this Lease to be performed by Tenant.

13.5
Notices.  All Rent and other payments required to be made by Tenant shall be payable to Landlord at the following address: 407  Wekiva Springs Rd., Suite 241, Longwood, Fl 32779, Attn: N C Murthy.  All payments required to be made by Landlord to Tenant shall be payable to Tenant at Tenant's address set forth in Section 1.9.  Any notice or document (other than Rent) required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in Section 1.9 (or, in the case of Tenant, at the Leased Premises).

13.6
Multiple Tenants.  If this Lease is executed by more than one person or entity as "Tenant", each such person or entity shall be jointly and severally liable hereunder.  It is expressly understood that (i) any one of the named Tenants shall be empowered to execute any modification, amendment, exhibit, floor plan, or other document referenced herein and bind all of the named signatories thereto and (ii) Landlord shall be entitled to rely on same to the extent as if all of the named signatories had executed same.

13.7
Landlord's Liability.  If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title, and interest of Landlord in the Leased Premises, including, without limitation, any income generated thereby, as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency.  In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Leased Premises as herein expressly provided. In no event shall Landlord have any liability for consequential damages such as, but not limited to, lost profits.

13.8	Time is of the Essence. The time of the performance of all of the covenants, conditions and agreements of this Lease is of the essence.

13.9
Entire Agreement.  It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that this Lease, with the specific references to extrinsic documents, is the entire agreement of the parties, that there are, and were, no verbal representations, warranties, understandings, stipulations, agreement or promises pertaining to the subject matter of this Lease or of any expressly mentioned extrinsic documents that are not incorporated in writing in this Lease or in such documents.

13.10	Amendment. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant.

13.11
Limitation of Warranties.  Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose of or of any other kind arising out of this Lease, and there are no warranties which extend beyond those expressly set forth in this Lease.  Without limiting the generality of the foregoing, Tenant expressly acknowledges that neither Landlord, Developer, the Association, nor the Land Condominium Association has made any warranties or representations concerning any hazardous substances or other environmental matters affecting any part of the Property, and Landlord hereby expressly disclaims and Tenant waives any express or implied warranties with respect to any such matters.

13.12
Waiver and Releases.  Tenant shall not have the right to withhold or to offset Rent or to terminate this Lease except as expressly provided herein.  Tenant waives and releases any and all statutory liens and offset rights, except as specifically contained herein.

13.13
Radon Gas Disclosure.  Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding radon and radon testing may be obtained from the Orange County, Florida, public health unit.

13.14
Exhibits, Riders and Addenda.  All exhibits, riders and addenda attached hereto are incorporated herein by reference.  Tenant acknowledges that the terms of the agreements set forth in all exhibits, riders and addenda are acceptable to Tenant.

13.15
Real Estate Broker.  Tenant and Landlord each represent and warrant that neither party nor any of their representatives, employees or agents have dealt with or consulted any real estate broker in connection with the negotiations of or transactions contemplated by this Lease Other than Signature Commercial and CBRE, Inc.  Without limiting the effect of the foregoing, Tenant and Landlord agree to indemnify and hold harmless the other against any claim or demand made by any other real estate broker or agents claiming to have dealt or consulted with them or any of their representatives, employees or agents contrary to the foregoing representations and warranty.  Any brokerage commissions to Broker are to be paid by Landlord under separate brokerage agreement.

13.16
Waiver of Jury Trial.  LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THE LEASED PREMISES (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS LEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD AND TENANT TO ENTER AND ACCEPT THIS LEASE.

13.17
Legal Authority.  If Tenant is a corporation (including any form of professional association), then each individual executing or attesting this Lease on behalf of such corporation covenants, warrants and represents that he is duly authorized to execute or attest and deliver this Lease on behalf of such corporation. If Tenant is a partnership (general or limited) or limited liability company, then each individual executing this Lease on behalf of the partnership or company hereby covenants, warrants and represents that he is duly authorized to execute and deliver this Lease on behalf of the partnership or company in accordance with the partnership agreement or membership agreement, as the case may be, or an amendment thereto, now in effect.

[THE REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first written above.

LANDLORD:
WITNESSES:	ACM DT PROPERTIES, LLC. a Florida limited liability company
/s/ Joel Borchadt Name: Joel Borchadt /s/ Erik Poole Name: Erik Poole	By: /s/ Nalluru C. Murthy Name: Nalluru C. Murthy Title: Manager

WITNESSES:	TENANT: MAZOR ROBOTICS INC. a Foreign Profit Corporation
/s/ Erik Poole Name: Erik Poole	By: /s/ Ori Hadomi Name: Ori Hadomi Title: CEO
/s/ Kelli LaPointe Name: Kelli LaPointe

EXHIBIT "A"

LEGAL DESCRIPTION OF LAND

Lot 1 and Lot 2 of the Plat of Plaza subdivision recorded in Plat Book 66, Pages 120-121, Public Records of Orange County, Florida.

EXHIBIT "B"

DESCRIPTION OF THE LEASED PREMISES

PLAZA SOUTH TOWER COMMERCIAL CONDOMINIUM 8820/4096 UNIT 1830 S

PLAZA SOUTH TOWER COMMERCIAL CONDOMINIUM 8820/4096 UNIT 1850 S

EXHIBIT "C"

RENT SCHEDULE
1.	Base Rent for Initial Lease Term.

Lease Year	Rent/ft	Square Feet	Annually	Monthly
1	$22.00	6445	$141,790.00	$11,815.83
2	$22.66	6445	$146,043.70	$12,170.31
3	$23.34	6445	$150,425.01	$12,535.42

2.	Sales and Use Tax

During the Lease Term or any extension or renewal thereof, Tenant shall pay to Landlord concurrently with the payment of the monthly Rent installment an additional sum equal to the "sales" or "use" tax levied by the State of Florida and local taxing authority by reason of the occupancy of the Leased Premises and the payment of Rent by Tenant.

EXHIBIT "D"

Improvements to Premises

Landlord will renovate Premises in the following manner at Landlord costs:

1.
Create a VTC tiled storage area by combining four private offices into one larger space as drawn below.  One double interior door will be added creating a minimum of four feet across the door threshold at the corner of the renovated space as shown.

2.	One connecting door will be added between the two offices indicated with stars.

EXHIBIT "E"

CONDOMINIUM RULES AND REGULATIONS FOR
THE PLAZA SOUTH TOWER COMMERCIAL CONDOMINIUM

1.
Each Owner is governed by and is required to comply with the tams of the Condominium Documents and these Condominium Rules and Regulations adopted pursuant to those documents. All terms used in these Condominium Rules and Regulations have the same meaning as the identical terms used in the Declaration of Condominium of The Plaza Noth Tower Commercial Condominium. Failure of an Owner to comply with the provisions of the Condominium Documents and these Condominium Rules and Regulations will entitle the Association or other Owners 'to pursue any and BB legal and equitable remedies for the enforcement of such provisions, including but not limited to an action for damages, an action for injunctive relief or an action for declaratory judgment.

2.	Use Restrictions. No portion of the Condominium shall be used for any of the purposes listed below:

a.	Flea market;

b.	Swap shop, pawn shop, second hand store, or surplus store;

c.	Massage parlor;

d.	Adult bookstore;

e.	Facility for the sale of paraphernalia for use with illicit drugs;

f.	Funeral parlor or mortuary;

g.	Gambling for money facility or operation;

h.	Dry cleaning plant or laundry plant;

i.	Tattoo parlor; or

j.	Any use that will increase the cost of insurance to the Association on the Condominium Property or Master Property.

3.
The Parking Unit shall only be used for parking purposes and operation of it commercial parking operation. The Owner of the Parking Unit is entitled, in its sole, absolute and unfettered discretion, to enter into easements for parking spaces within a portion of the Parking Unit with Owners of Units or owners of condominium units within a Unit that has been declared into the condominium form of ownership. The Owner of the Parking Unit is also entitled to subdivide the Parking Unit in accordance with the Declaration. The Owner of the Parking Unit is entitled to enter into leases for parking spaces within the Parking Unit and such leases shall not be subject to the approval of the Association.

4.
Common elements and Limited Common Elements. The Common Elements and Limited Common Elements may be used only for the purposes for which they are intended in the furnishing of services and facilities for the enjoyment of and use by the Owners or certain Owners with respect to Limited Common Elements, and their occupants, tenants, guests, invitees or lessees.

5.
Nuisances. No nuisance will be, allowed on the Condominium Property, which interferes with the peaceful possession and proper use of the Condominium Property by the Owners. All parts of the Condominium will be kept in a clean and sanitary condition, and no rubbish, refuse, or garbage will be allowed to accumulate except in the areas of the trash rooms and only for a period of time necessary for trash removal as scheduled by companies engaged for such removal; nor any fire hazard allowed to exist.  No clothing, towels, bedding, or other similar items may be dried or aired in any outdoor area or hung over or on balconies.

6.
No Owner or occupant may make or cause to be made any noises, or use musical instruments, radios, televisions, amplifiers or other such equipment in a manner that may tend to disturb other Owners. Each Owner shall operate, utilize, repair, maintain, and/or replace, or cause to be operated, utilized, repaired, maintained, and/or replaced, all utility and ventilation equipment, machinery, systems, and other related devices, including exhaust systems, fans, and equipment owned by it and serving and related to its respective Unit, whether or not located on or within its Unit, in such a manner that the aforementioned equipment, machinery, systems, and other devices (i) shall not create noise and other disturbance levels that exceed the threshold noise design standards to the Unit was originally acoustically designed and constructed; and (ii) shall not create noise and other disturbance levels that would offend a reasonable person of ordinary sensibilities, taking into account the mixed-use, urban nature of the Master Property. It is expressly contemplated that Commercial Units may be operated as commercial spaces containing stores, theatres, parking facilities, grocery stores, offices, banks, restaurants, entertainment areas, and other public establishments which may have nighttime hours of operation and which may result in noise or light levels in excess of levels typically occurring in areas consisting solely of residential accommodations; nothing in these Condominium Rules and Regulations shall be deemed to prohibit such commercial activity.

7.	Lawful Use. No immoral, improper, offensive use, or use unlawful under Applicable Law may be made of the Condominium Property.

8.
Signs. The Developer has reserved the exclusive right to place signs, notices, other displays, or advertising on the exterior of any Improvements constructed on the Common Elements or within any Unit other than the Nested Parking Spaces Unit or Limited Common Elements appurtenant to the Nested Parking Spaces Unit. This right includes the ability to place, alter, and maintain such signage as desired by the Developer. Except as otherwise provided in herein, no other sign, notice, other display, or advertising may be posted, displayed, maintained, inscribed, painted, or affixed on any part of the Condominium Property or placed on or within any part of a Unit where it is visible from the Common Elements, other Units, or other properties, unless such signs, notices, other displays, or advertising is in compliance with Applicable Law, has been approved in writing by the ARC, and is in conformance with the building standards graphic package and signage guidelines approved by the ARC from time to time. Pursuant to the Master Declaration, Developer has reserved an easement for itself and Tavistock Corporation, during the term of such lease, to place publicly visible naming signage with the name "Tavistock Court" on the signage area described in the Master Declaration.

9.
Solicitation.   No solicitation of any kind, whether commercial, religious, educational, or otherwise, may be conducted anywhere on Common Elements except for the activity permitted to be performed by the Developer or its designees in accordance with its rights under the Declaration and Master Declaration.

10.
Parking and Storage. Commercial  trucks,  oversized  vehicles,  trailers, motorcycles, and bicycles may not be parked on the Condominium Property except (i) in those areas located on the Common Elements, if any, designated by the Board for such purposes, (ii) in those areas within the Parking Unit that are designated by the Parking Unit Owner or its designees in accordance with its rights under the Declaration and Master Declaration, or (iiiy in those areas within the Nested Parking Spaces Unit that are designated by the Owner of the Nested Parking Spaces Unit for such purposes. Except as provided in the first sentence of this paragraph, Owners will only have the right to use, for automobile parking only, parking spaces within the Condominium in accordance with the Declaration and Master Declaration. No boats, jet skis, wave runners, or other watercraft of any kind whatsoever may be used, stored, or brought onto the Condominium Property except within the Parking Unit or Nested Parking Spaces Unit with the prior written consent of the Owner of such Unit. Storage of any items must be on the interior of a Unit. Except as designated by the Board, no items whatsoever may be stored on balconies, patios, or terraces, including bicycles and motor bikes, except customary balcony and patio furniture.

11.
During the sixty (60) day period after receipt of a certificate of occupancy for the Unit, each Owner shall be permitted to "move in" Owner's personal property into the Owner's Parcel at any time during the day except that such activities shall be prohibited between 5:00 p.m. and 1:00 a.m. Eastern Time.  Subsequent to the initial sixty (60) day period, Owners shall be prohibited from such "move in" activities between 7:00 a.m. and 9:00 a.m.; and between 4:00 p.m. and 1:00 a.m. Commercial deliveries shall also be prohibited between 7:00 a.m. and 9:00 a.m.; and between 4:00 p.m. and 1:00 a.m. The "staging" of commercial or moving trucks on "Court Street" is prohibited.

12.	Pets. Except as permitted under the Master Declaration or required under Applicable Law, no pet may be kept, raised, bred, or maintained on the Condominium Property.

13.
Antennas and Satellite Dishes. Except as otherwise provided by Applicable Law, no exterior antennas, aerials, satellite dishes, or other apparatus for the transmission or reception of television, radio, satellite, or other signals of any kind may be allowed on the Condominium Property, except (i) as may be provided by the Developer or the Board for the benefit and use of the Condominium; (ii) if such apparatus is completely contained within the Unit so as not to be visible from outside the Unit; or (iii) if such apparatus is otherwise approved by the ARC. No exterior antennas, aerials, satellite dishes, or other apparatus for the transmission or reception of television, radio, satellite, or other signals of any kind may be allowed on balconies.  No electrical or electromagnetic signals, machinery, devices, or apparatus of any sort shall be used or maintained which causes interference with any television or radio reception received or broadcast on any other portion of the Condominium Property without the prior written approval of the ARC.

14.	Barbeque Grills. Barbecue grills are prohibited on the Condominium Property.

15.
Alteration or Damage. No Owner or guest, invitee, or lessee of such Owner may alter the Common Elements or the exterior of the Units except for permitted alterations made in accordance with the Declaration and Master Declaration. No Owner or guest, invitee, or lessee of such Owner may deface, mar, or otherwise damage any part of the Condominium Property. In the event of non-permitted alteration or damage, the Owner for itself or on behalf of any guests, invitee or licensee of such Owner will be liable for the cost of restoration or repair.

16.
Evacuation Orders. In the event an emergency evacuation order is made by the appropriate state,  county or other governmental authorities, whether voluntary or mandatory, the Association may implement an emergency plan in order to protect all Owners, the Condominium Property and the Association Property.  The emergency plan will be communicated to Owners staying at the condominium when implemented and may require that Owners vacate the Condominium Property and find safer alternate accommodations at Owners' sole expense. All Owners, tenants, guests, invitees, and employees must adhere to the Association's emergency plan when implemented.

17.
Establishment of Unit Declaration and subdivision of Condominium Property.  No Owner, other than the Developer, shall create, declare, or establish a Unit Declaration without the prior written consent of the Developer, which consent shall be recorded with the Unit Declaration in the public records of Orange County, Florida. Except as provided in the Declaration, no Owner, or person or entity claiming an interest in the Condominium Property, shall be permitted to subdivide, plat, or subject to the condominium or cooperative form of ownership, any portion of the Condominium' Property, without the prior written approval of the ARC and Developer. Except as otherwise provided herein, the ARC and Developer has the right in their sole, absolute, and unfettered discretion to cause or permit the subdivision, platting, or division of all or any part of the Condominium Property. The Developer is permitted to subdivide, plat or subject any Unit to the condominium or cooperative form of ownership, at any time, in its sole, absolute, and unfettered' discretion, without the approval of any Owner, the Association or the ARC.

18.
Exterior Improvements. No Owner may cause anything to be affixed or attached to, hung, displayed or placed on the exterior walls, exterior doors, balconies or exterior of any windows of any Unit within the Condominium (including awnings, signs, storm shutters, screens, window tinting, furniture, fixtures and equipment), without the prior written consent of the ARC or except as set forth in Approved Final Plans. Notwithstanding the foregoing, any Owner may display one portable, removable United States flag in a respectful manner.

19.
Sound and Weight Restrictions. Bard or heavy surface floor coverings, such as tile, marble, wood, and the like will be permitted only in foyers, kitchens and bathrooms or as otherwise installed by the Developer pursuant to the Declaration and Master Declaration.  Installations of hard surfaced floor coverings (other than by the Developer) in any other areas (i.e., areas other than foyers, kitchens, and bathrooms) are to receive sound absorbent, less dense floor coverings, such as carpeting, or otherwise must be first approved by the ARC and meet all sound insulation requirements and structural requirements established by the ARC. Further, the installation of any improvement or heavy object must be submitted to and approved by the ARC, and be compatible with the overall structural design of the Condominium.   The Board may require a structural engineer to review certain of the proposed improvements, with such review to be at the Owner's sole expense. Additionally, the ARC will have the right to specify the exact material to be used on balconies. The structural integrity of balconies is adversely affected by water intrusion and the water retention qualities of indoor-outdoor carpet, river rock and unglazed ceramic tile and its grout. Therefore, these materials may not be utilized on balconies. Any use guidelines set forth by the Association shall be consistent with good design practices for the waterproofing and overall structural design of the Condominium, Owners will be held strictly liable for violations of these restrictions and for all damages resulting therefrom and the Association has the right to require immediate removal of violations.  Applicable warranties of the Developer, if any, shall be voided by violations of these restrictions and requirements. Each Owner, by acceptance of a deed or other conveyance of their Unit, hereby acknowledges and agrees that sound transmission in a mixed unit development such as the Condominium is very difficult to control, and that noises from adjoining or nearby Units and or mechanical equipment can often be heard in another Unit. The Developer does not make any representation or warranty as to the level of sound transmission between and among Units and the other portions of the Condominium Property or Master Property, and each Owner hereby waives and expressly releases any such warranty and claim for loss or damages resulting from sound transmission and understands and agrees that there shall be no required sound insulation under hard surface floor coverings in foyers, kitchens and bathrooms,

20.
Association Access to Units.  In order to facilitate access to Units by the Association for the purposes enumerated in sections 4.1, 7.3, and 12.7 of the Declaration, it will be the responsibility of all Owners to deliver a set of keys (or access card or code, as may be applicable) to their respective Units to the Association to use in the performance of its functions. No Owner may change the locks to his Unit without so notifying the Association and delivering to the Association a new set of keys (or access card or code, as may be applicable) to such Unit.

21.
Plumbing. Plumbing may not be used for any other purpose than those for which it was constructed, and no sweepings, rubbish, rags or other foreign substances may be deposited into plumbing. The cost of any damage resulting from misuse will be borne by the Owner.

22.
Roof.   With the exception of those areas specifically designated for use by Owners (e.g. Commercial Units), Owners, their invitees, lessees, and guests are not permitted on the roof of any building within the Condominium Property for any purpose (including repairs to air conditioning equipment) without the express approval of the Board or Management Company.

23.
Complaints.  Complaints regarding the service of the Condominium may be made in writing to the Management Company, as long as the Management Contract remains in effect, and if the Management Contract is no longer in effect, to the Board.

24.
Windows. Doors. Shades, Drapes and Shutters. No change shall be made in the initial color of any exterior window, exterior door, storm or hurricane shutter, glass or screen shutters, or other such covering of the exterior doors and windows shall be made without the approval of the ARC. The exterior face of all window shades, drapes, and shutters shall be white, or such other colors as may be approved by the ARC from time to time.

25.	Leases. Units may be leased or rented in whole or in part pursuant to the following terms and conditions:

a.
Prior to the rental or lease of any Unit, the Owner shall notify the Board in writing of the name and address of the person to whom the proposed rental or lease is to be made, the terms and conditions thereof, and a fully completed tenant information sheet, as promulgated by the Board from time to time, which tenant information sheet shall include a statement of the tenant's obligation to comply with the Condominium Documents signed by the proposed Tenant, together with a copy of the fully executed rental or lease agreement. Failure to comply with any of these requisites shall be deemed a breach hereof, and any rental or lease in contravention of this section shall be null and void and confer no right, title, or interest to the intended lessee.

b.
Any and all rental and lease agreements must contain a provision stating that the lessee agrees to be bound by the terms and provisions of the Condominium Documents. In the event of any violation of the Condominium Documents by the lessee, the Association shall have the right to fine and the right to evict the lessee and to pursue such other rights and remedies as it may have under the Condominium Documents directly against the lessee. The Owner will be jointly and severally liable with the tenant to the Association for any amount which is required by the Association to repair any damage to the Common Elements resulting from acts or omissions of tenants (as determined in the sole discretion of the Board) and to pay any claim for injury or damage to property caused by the negligence of the tenant and special charge may be levied against the Owner's Unit for such injury or damage. All rentals and leases are made subordinate to any lien riled by the Association, whether, prior or subsequent to such rental or lease.

c.	Leases of shorter duration than one (1) year shall not be permitted.

26.
Compliance with Rules and Regulations: Disciplinary Actions. Every Owner and occupant shall comply with these Rules and Regulations as set forth herein, any and all rules and regulations which from time to time may be adopted, and the provisions of the Declaration, Bylaws, and Articles of Incorporation, as amended from time to time. Failure of an Owner or occupant to so comply shall be grounds for action which may include, without limitation, an action to recover sums due for damages, injunctive relief, or any combination thereof. In addition to all other remedies, in the sole discretion of the Board, a fine or fines may be imposed upon an Owner for failure of.an Owner, his family, guests, invitees, lessees or employees, to comply with any covenant, restriction, rule or regulation herein or in the Declaration, Articles of Incorporation, or Bylaws, provided the following procedures are adhered to:

a)
Notice:. The party against whom the fine is sought to be levied shall be afforded an opportunity for hearing after reasonable notice of not less than fourteen (14) days and said notice shall include (i) a statement of the date, time and place of the hearing; (ii) a statement of the provisions of the Condominium Documents which have allegedly been violated; and (iii) a short and plain statement of the matters asserted by the Association.

b)
Hearing: The non-compliance shall be presented to a committee of other Unit Owners, who shall hear reasons why penalties should not be imposed. The party against whom the fine may be levied shall have a reasonable opportunity to respond, to present evidence, and to provide written and oral argument on all issues involved and shall have an opportunity at the hearing to review, challenge, and respond to any material considered by the committee, all in a reasonable manner. A written decision of the committee shall be submitted to the Owner or occupant by not later than twenty-one (21) days after the meeting.

c)	Fines: The Board may impose fines against the applicable Unit up to the maximum amount permitted by law from time to time.

d)
Violations: Each separate incident which is grounds for a fine shall be the basis of one separate fine.  In the case of continuing violations, each continuation of same after a notice thereof is given shall be deemed a separate incident.

e)	Payment of Fines: Fines shall be paid not later than thirty (30) days after notice of the imposition thereof.

f)	Application of Fines: All monies received from fines shall be allocated as directed by the Board.

g)
Non-exclusive Remedy: These fines shall not be construed to be exclusive and shall exist in addition to all other rights and remedies to which the Association may be otherwise legally entitled, however, any penalty paid by the offending Owner or occupant shall be deducted from or offset against any damages which the Association may otherwise be entitled to recover by law from such Owner or occupant.

EXHIBIT "F"

Intentionally  Left Blank

EXHIBIT "G"

ACCEPTANCE OF LEASED PREMISES

This Acceptance of Leased Premises is an addendum to the Lease, executed on the _____ day of ____________, 2013, between ACM DT PROPERTIES, LLC, a Florida limited liability company ("Landlord"), and MAZOR ROBOTICS INC., a Foreign Profit Corporation ("Tenant").

 Landlord and Tenant acknowledge and agree that:

1.           The Leased Premises (as defined in the Lease) are tenantable and accepted by Tenant as suitable for the purpose for which they were let.

2.           The Commencement Date of the Lease is March 11, 2013.

3.           The expiration date of the Lease is April 30, ~~February 29, 2016.~~ Or upon conclusion of 36 months of full paid rent whichever occurs first.

4.           All other terms and conditions of the Lease are hereby ratified and acknowledged to be as set forth in the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first written above.

WITNESSES:	LANDLORD: ACM DT PROPERTIES, LLC. a Florida limited liability company
By:
Print Name:	Name:

Print Name:	Title:

WITNESSES:	TENANT: MAZOR ROBOTICS INC. a Foreign Profit Corporation

By:

Print Name:	Name:

Print Name:	Title: